UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40883	86-3485220
(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street

Suite 500

Miami, Florida 33130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On November 22, 2021, Liberty Resources Acquisition Corp. (the “Company”) entered into an amendment to the Underwriting Agreement executed in connection with the Company’s initial public offering of its units to reflect a change in the allocation of the units among the underwriters, specifically to reflect a split of the units allocated initially to US Tiger Securities, Inc. (“US Tiger”) to US Tiger and Tiger Brokers (NZ) Limited, an affiliate of US Tiger. The updated allocation is set forth as follows:

Underwriter	Number of Firm Units Purchased
EF Hutton, division of Benchmark Investments, LLC	2,050,000
US Tiger Securities, Inc.	3,000,000
Tiger Brokers (NZ) Limited	3,750,000
Joseph Gunnar & Co., LLC	1,200,000
TOTAL	10,000,000

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment to Underwriting Agreement, dated November 22, 2021, between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein in the Underwriting Agreement dated November 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY RESOURCES ACQUISITION CORP.

Date: November 22, 2021	By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer